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                          CERTIFICATE OF INCORPORATION

                                       OF

                         FRAMINGHAM DEVELOPMENT COMPANY


          FIRST: The name of the corporation (hereinafter called the "corporation") is

                         FRAMINGHAM DEVELOPMENT COMPANY

          SECOND: The address, including street, number, city, and county, of the registered off ice of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100. City of Dover, County of Kent, Delaware 19901; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation in to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares of stock is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

          FIFTH: The name and the mailing address of the incorporator are as follows:

          NAME                     MAILING ADDRESS

          Robin L. Pollack         200 E. Randolph Drive
                                   Chicago, Illinois 60601

          SIXTH:  The corporation is to have perpetual existence.

          SEVENTH: The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by written ballot.

          EIGHTH: The power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation.

          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH:  The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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          ELEVENTH:  From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

          I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, do hereby certify the facts stated herein are true, and have accordingly hereunto set my hand this 16th day of April, 1991.



                                   /s/ Robin L. Pollack
                                   -----------------------------
                                   Robin L. Pollack
                                   Incorporator








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